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                                                                   EXHIBIT 10.27


           DIGITAL VERSATILE DISC PLAYER / DIGITAL VIDEO CASSETTE RECORDER
                      LICENSE AGREEMENT FOR ANTICOPY TECHNOLOGY


This DVD/DVCR LICENSE AGREEMENT is made as of the 18th day of February, 1997 by and between MACROVISION CORPORATION, a California corporation, having its principal place of business at 1341 Orleans Drive, Sunnyvale, California 94089, Facsimile (408) 743-8610 and VICTOR COMPANY OF JAPAN, LIMITED, a Japanese corporation, having its principal place of business at 12, 3-chome, Moriya-cho, Kanagawa-ku, Yokohama, Kanagawa 221, Japan, Facsimile 011-81-3-45-450-2426.

                                       RECITALS

A. Macrovision is the owner of all right, title and interest in and to certain anticopying technology which may be used to protect video material against unauthorized analog copying in connection with Digital Video Disc or Digital Video Cassette Recorder program playback.

B. Licensee desires to incorporate the Macrovision anticopy technology components into Products.

                                      AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

1.  DEFINITIONS

    In this Agreement,

    1.1 "ADAPTIVE CONTROL" means the ability to switch between the primary configuration of the Process and one or more secondary configurations of the Process on a real-time basis in accordance with the status of control bits read from the media;

    1.2 "AGC SYSTEM" means a system of modifying a video signal so as to inhibit the making of Playable video recordings therefrom. This modification includes adding a combination of either a pseudo sync or a regular sync pulse with an AGC pulse. These pairs of sync and AGC pulses are designed to cause the AGC circuitry in a Recording Device to miscalculate the proper gain setting and thereby render copy protection performance Effective;

    1.3  "AGREEMENT" means this agreement and all attachments hereto;

    1.4 "APPARATUS" means apparatus for implementing the Process within a Product;

    1.5 "AUTHORIZED COMPONENT SUPPLIER" means a Macrovision authorized supplier of manufactured Devices;

    1.6 "CLAIMS" means claims 14-20 of U.S. Patent No. 4,631,603; claims 8-14 of U.S. Patent No. 4,577,216; claims 9-13 of U.S. Patent No. 4,819,098; claims 18-29, 32, 33, 44-52 of U.S. Patent No. 4,907,093;
         and foreign counterpart patent claims claiming the priority date of or disclosing and claiming the same inventions as recited in the above enumerated claims relating to the Apparatus and the Licensed Technology; and other patent claims and foreign counterparts thereof, existing now or in the future, covering the Apparatus and/or the Licensed Technology;


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    1.7  "COLORSTRIPE" means the modification of a color video signal to inhibit the making of Playable video recordings thereof. The resultant color picture from a subsequent video tape recording will show variations in the color fidelity that appear as bands or stripes of color error;

    1.8 "COPY PROTECTED" means, when referring to a Disc or Digital Cassette, a Disc or Digital Cassette on which the Trigger Bits have been set to activate the Process in the Product; and when referring to program material means that the Process has been applied to the analog output of the Product;

    1.9 "DEVICE" means an Authorized Component Supplier's integrated circuit which contains the Apparatus;

    1.10 "DIGITAL CASSETTE" means a prerecorded digital video cassette which incorporates the Trigger Bits to activate or control part or all of the Process;

    1.11 "DISC" means a prerecorded digital video disc/digital versatile disc which incorporates the Trigger Bits to activate or control part or all of the Process;

    1.12 "DISPLAY DEVICE" means consumer-type television sets, TV-VCR Combinations which display an analog NTSC, PAL or YC signal, and all other devices which display NTSC, PAL or YC video signals from Products, which Licensee or its Subsidiaries or affiliates manufactures or sells;

    1.13 "DVCR TECHNOLOGY" means the technology used in the design, development and/or manufacture of digital video cassette recorders utilizing industry standard specifications. Such recorders will reproduce real-time recordings as well as play back Digital Cassettes. Such recorders do not include digital recorders that record on a less-than-real time basis for later playback. For the purposes of this Agreement, "less-than-real-time" means any application in which a video program is transmitted to an end user in significantly less time than the program's normal running time, and is recorded as received on any suitable medium, for later viewing by the end user;

    1.14 "DVD TECHNOLOGY" means the technology used in the design, development and/or manufacture of Digital Versatile Disc players and/or recorders utilizing industry standard specifications, independent of the laser technology, the method of media production and the disc or system parameters. Such players and/or recorders may utilize industry standard specifications and will reproduce real-time recordings as well as playback Discs. Such recorders do not include digital recorders that record on a less-than-real time basis for later playback;

    1.15 "EFFECTIVE" or "EFFECTIVENESS" or words of similar import means:

         1.15.1 for the AGC System, that Recording Devices will react to the AGC signal such that, when a program has been Copy Protected with the AGC process, a Recording Device will create copies of the program which, when played back, display a reduction in their video signal amplitude of at least 65%. More specifically, a standard color bar signal containing 100% peak white, and measuring 1 volt peak-to-peak from sync tip to peak white, when Copy Protected according to the latest published AGC process specifications, should be reduced to 350 millivolts or less as measured from sync tip to peak white, when recorded and played back. [Note that the AGC pulses cycle in amplitude between zero and 117 IRE units. The reduction to 350 millivolts peak-to-peak of the recorded video level should be measured while the AGC pulses are at maximum level.];


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         1.15.2    for Colorstripe, that a Recording Device will be considered to have met the Effectiveness criteria for Colorstripe, if, on playing back a Colorstripe-protected video program which was recorded on the Recording Device used for such play back, any one or more of the following effects is produced:

              1.15.2.1 a complete inversion of the color phase of the chroma on those lines which began with a Colorstripe-modified colorburst;

              1.15.2.2 a complete loss of chroma on the active portion of those lines following a Colorstripe-modified colorburst;

              1.15.2.3 a complete or intermittent loss of chroma throughout at least 50% of the visible image (if intermittent, the chroma should be missing not less than 50% of the time in any 10 second interval); or

              1.15.2.4 any other form and level of degradation to which Macrovision in its sole and absolute discretion agrees in writing;

         1.15.3 Licensee may satisfy the requirements for Effectiveness herein by incorporating into its Recording Devices circuitry which will detect a modified signal as described in the AGC System and/or Colorstripe and, upon doing so, stop recording;

    1.16 "EFFECTIVE DATE" means the date or the last of the dates, if different, on which this Agreement is executed by Macrovision and Licensee, which Effective Date will be entered in the preamble of this Agreement;

    1.17 "LICENSED TECHNOLOGY" means the Claims and the technology (including the intellectual property embodied therein) specified in Attachments 1A, 1B, 2 and 3 which is used in the design, development and/or manufacture of Products which will allow application of the Process to the analog output of a Player or a Recorder and which will allow detection of the analog copy protection signal on the analog input of a Recorder, and all enhancements thereto which Macrovision chooses to make available to its licensees, but expressly excludes the technology used for activation of the Adaptive Control of the Process;

    1.18 "LICENSEE" means Victor Company of Japan, Limited and its
         Subsidiaries;

    1.19 "MACROVISION" means Macrovision Corporation;

    1.20 "PLAYABLE" and "PLAYABILITY" means the characteristic of not displaying materially degraded pictures from signals containing the Process, including color bars and active program material. The ideal playability requirement for an anticopy process requires that a skilled observer, viewing a variety of typical and worst case images on a large representative sampling of TV models in use, should be unable to determine whether copy protection is turned on or not. In this context, worst case images are those most likely to produce visible artifacts for the particular copy protection system in question. For the purposes of this Agreement, compliance with the Playability requirements of the Agreement will be determined largely by objective measurement criteria, but in light of the impossibility of including every possible situation under an objective measurement umbrella, Licensee is required to adhere to a subjective indicator of playability also. The subjective indicator, from which the objective measurements are derived, is as follows: the TV model in question, when displaying copy protected


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         images, should not produce any artifacts AS A RESULT OF THE COPY
         PROTECTION which could cause critical consumers to complain. Without limiting the generality of the foregoing, Playability will be deemed to have been achieved when:

         1.20.1    with respect to the AGC System,

              1.20.1.1 SKEW ERRORS. The horizontal phase lock loop shall have recovered from any disturbance caused by the pseudo-sync pulse component of the AGC process such that the first active line of each field shall be offset horizontally by no more than 200 nanoseconds from its correct position. Subsequent lines shall have smaller offsets in a smoothly diminishing manner. Also, the offset error profile on alternate fields shall differ by no more than 10 percent;

              1.20.1.2 CLAMPING ERRORS. The black level clamping circuits shall have recovered from any disturbance caused by the pseudo-sync/AGC pulse pairs, such that the blanking error on the first active line of each field shall be within 2 IRE unit of its correct value, and subsequent lines shall have smaller errors in a smoothly diminishing manner. Also, the error profile on alternate fields shall differ by no more than 0.5 IRE units to avoid flicker. This measurement should be carried out when the AGC pulses are at maximum amplitude;

              1.20.1.3 GAIN ERRORS. The gain of the luminance or chrominance channels of the TV set shall change by no more than 1% when the AGC pulses are cycled between maximum and minimum amplitude;

              1.20.1.4 VERTICAL JITTER. Any vertical jitter caused by the interaction of the pseudo-sync pulses and the vertical sync circuits of the TV set shall be less than 0.05% of picture height; and

              1.20.1.5 RETRACE BLANKING. TV sets should have adequate blanking to ensure the absence of any visible artifacts due to the presence of AGC pulses during the retrace period;

         1.20.2    with respect to Colorstripe,

              1.20.2.1 RGB AMPLITUDE ERRORS. The demodulated RGB signals shall exhibit no more than a 0.5% amplitude differential between lines with modified colorburst and lines with normal colorburst, measured using 75% color bars. Field to field (30Hz) changes of this differential should be less than 0.1%. This measurement may either be made differentially between tube grids and cathodes, or directly on the color difference signals with appropriate scaling;

              1.20.2.2 SATURATION CHANGES. The amplitude of the demodulated color difference signals shall change by no more than 1% when the Colorstripe process is cycled on and off;

              1.20.2.3 PHASE CHANGES. The phase of the regenerated color subcarrier shall change by no more than 1 degree when the Colorstripe process is cycled on and off; and


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              1.20.2.4  LUMINANCE ARTIFACTS.  The separated luminance signal shall exhibit no amplitude variations in excess of 0.25% on lines with modified colorbursts as compared to lines with normal colorburst.

    1.21 "PROCESS" means Macrovision's proprietary Analog Protection System ("APS") in which the video signal is modified by:

         1.21.1    the AGC System, or

         1.21.2    the AGC System and Colorstripe,

         as more particularly described in Attachments 1A and 1B;

    1.22 "PRODUCT", sometimes individually referred to herein as a Player or a Recorder, means one or more of the following:

         1.22.1 a Disc Player which incorporates the Device, and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Licensee to consumers, directly or indirectly, for purposes of play back of real-time Discs; or

         1.22.2 a Disc Recorder which incorporates the Device, and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Licensee to consumers, directly or indirectly, for purposes of play back and/or recording of real-time Discs; or

         1.22.3 a digital video tape recorder which incorporates the Device, and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Licensee to consumers, directly or indirectly, for purposes of recording and/or playback of real-time Digital Cassettes, and includes digital video tape recorders as well as camera/recorder ("camcorders") combinations containing analog video output or input ports; or

         1.22.4 an emulator containing the Device and an analog video output which emulates DVD functionality as part of a DVD authoring system; or

         1.22.5 a DVD ROM drive which incorporates or utilizes the Device and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Licensee to consumers, directly or indirectly, for purposes of play back of real-time Discs;

         but Product does not include professional duplication equipment.

    1.23 "RECORDING DEVICE" means any consumer-type analog video recorders, including camcorders, and/or consumer-type analog television-video recorder combinations which Licensee or affiliates manufactures or sells under its own brand names after the Effective Date;

    1.24 "RIGHTS HOLDER" means an owner of program rights to any material to be recorded on a Disc or a Digital Cassette. Rights Holders will be under individual licenses from Macrovision to activate the Process by encoding or embedding codes onto a copy-protected Disc or Digital Cassette during the mastering and/or manufacturing of the Disc or Digital Cassette;


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    1.25 "SECURITY STANDARDS" means the features Licensee must include in the design of the Player or Recorder to reasonably ensure that the Apparatus cannot readily be compromised, activated or de-activated by an unauthorized party, as specified in Attachment 2;

    1.26 "SET TOP DECODER" means a digital video decoder which contains a Device and which enables consumers to receive television broadcasts or transmissions of pay-per-view programming over cable, direct broadcast satellite, telephone lines or by other means;

    1.27 "SUBSIDIARY" means any entity in which the majority of shares entitled to vote for the election of directors is owned or directly or indirectly controlled by a party hereto, for as long as such ownership or control exists;

    1.28 "TERRITORY" means the countries in which Macrovision has relevant patents, as listed in Attachment 4, Malaysia and Singapore. Macrovision, upon the written request of Licensee, will consider in good faith the addition of individual nations to the Territory on a nation-by-nation basis; and

    1.29 "TRIGGER BITS" means those Analog Protection System (APS) trigger bits, the function of which is to control the application of the Process within a Product.

2.  GRANT OF RIGHTS/PAYMENTS

    2.1 GRANT. For valuable consideration, and subject to the terms and conditions of this Agreement, Macrovision grants to Licensee, and Licensee hereby accepts from Macrovision, the following royalty-free, indivisible, non-exclusive and non-transferable rights and licenses in and to the Licensed Technology during the term of this Agreement:

         2.1.1 the right to purchase the Device from Authorized Component Suppliers;

         2.1.2 the right in the Territory to incorporate, or have incorporated on a subcontract basis for the benefit of Licensee, the Device within one or more Products; and

         2.1.3 the worldwide right to use, import, offer for sale, sell and distribute Products, for use in implementing the Process with program material which has been Copy Protected under agreement with Macrovision, directly or indirectly to consumers under Licensee's own brand names; provided that Licensee also has the worldwide right to physically dispose of defective Product after it has been destroyed.

    2.2 FIELD OF USE RESTRICTIONS. Licensee acknowledges that it is granted only those rights expressly set out in this Agreement and no other rights. Without limiting the generality of the foregoing, this Agreement grants no rights whatsoever with respect to less-than-real-time applications, pay-per-play Discs and related hardware, special purpose Recorders or Players, Set Top Decoders and Product/Set Top Decoder combinations, and Product manufactured in combination with other digital devices. Licensee expressly acknowledges that its right to offer for sale, sell and distribute Products incorporating the Device directly or indirectly to consumers is restricted solely to allowing such consumers to utilize such Products to play program material Copy Protected under an agreement with Macrovision (which restricted use Licensee will incorporate into its Product manuals).


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    2.3  OEM'S.  This Agreement is not applicable to situations in which
         Licensee proposes to build Product on an original equipment manufacturer (OEM) basis for third party suppliers who market such Products under their own brand names, and no rights to sublicense the Licensed Technology are granted hereunder. A separate non-assertion agreement between Macrovision and Licensee substantially in the form attached hereto as Attachment 7 will be required in such instances, and all such third party suppliers who market such Products under their own brand names must execute a license agreement with Macrovision on terms no more onerous than those contained in this Agreement prior to receiving shipment of Product from Licensee. Macrovision will negotiate the required non-assertion agreement and third party license agreements in good faith. Parties desiring to acquire non-Macrovision capable DVD equipment from Licensee on an OEM basis are not required to obtain a license from Macrovision.

    2.4 FEES APPLICABLE. Notwithstanding Section 2.1, Licensee will choose (and notify Macrovision in writing of such choice), prior to the first commercial shipment of Product for revenue, whether or not it will comply with either of Sections 4.3 and 4.4 of this Agreement. If Licensee chooses not to comply with either Section 4.3 or 4.4, then the following fees will apply:

         2.4.1 UP-FRONT FEE. Licensee will pay to Macrovision a license fee of one hundred thousand U.S. dollars ($100,000.00), payable thirty (30) days after the twelve-month anniversary of the Effective Date; and

         2.4.2 PRODUCT ROYALTY FEES. Licensee will pay to Macrovision a Product Royalty Fee equal to five U.S. dollars ($5.00) or two percent (2%) of Licensee's wholesale price to its distributors, whichever is greater, for each Product sold by Licensee from the inception of this Agreement until such time as Licensee becomes compliant. All Product Royalty Fees are payable to Macrovision within thirty (30) days after the close of each calendar quarter in which such Product is sold.

         In the event that Licensee chooses to become compliant with Sections
         4.3 and 4.4 of this Agreement subsequent to fees becoming payable under this Section, Licensee will not be relieved of its obligation to pay any fees which have accrued prior to such time as Licensee actually becomes compliant.

    2.5 PAYMENT TERMS. Each payment due to Macrovision under Section 2.4 will be accompanied by a written statement substantially in accordance with Attachment 6, specifying the amount of payment due Macrovision and the means of calculation thereof. Each statement will be certified as true and correct by an officer of Licensee. Interest will be due on any late payment at the rate of eighteen percent (18%) per annum or the maximum rate permitted under applicable law, whichever is less, from the due date of such payment until the date of actual payment.

    2.6 BILLING ADDRESS. Licensee's billing address for the purposes of this Agreement, if applicable, is:

              ------------------------------
              ------------------------------
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              Attention:--------------------
              Tel:--------------------------
              Fax:--------------------------

    2.7 AUDIT RIGHTS. Whether or not this Agreement commences as or becomes a royalty-bearing agreement, Macrovision will have the right during the term of this Agreement and for one (1) year thereafter to have


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         an independent certified public accounting firm review or audit
         Licensee records for the purpose of certifying compliance with this Agreement. All audits will be at Macrovision's expense and conducted during regular business hours, and begun upon at least one (1) week's
         prior notice.   If the audit reveals that any payments due to
         Macrovision have been understated by more than five percent (5%), or that Licensee has otherwise materially breached this Agreement, then, without limiting any other rights which Macrovision may have in respect thereof, Licensee will reimburse Macrovision for the cost of the audit. Any discrepancy in the amounts paid will be corrected within ten (10) days of the written notice of the official results of the audit being delivered by the auditor.

3.  DESIGN REQUIREMENTS AND COSTS

    3.1 DESIGN AND DEVELOPMENT OF PRODUCTS. Licensee will design and develop the Product to incorporate the Licensed Technology and to comply with the Security Standards. Macrovision will have no responsibility for the design, development, manufacture and distribution of Products. Licensee further agrees and acknowledges that the design, development, manufacture, and integration of the Licensed Technology into a Product will be at Licensee's sole expense.

    3.2 ADAPTIVE CONTROL. Licensee will be solely responsible for implementation from a software and hardware perspective of the Adaptive Control of the Process and the Device. Macrovision will not provide to Licensee any software or hardware component related to Adaptive Control, or any specification therefor, and Licensee will be solely responsible for providing (or obtaining from third parties) the necessary adaptive control capability within the DVD or DVCR format. Licensee acknowledges that the Product specification developed by Macrovision provides for Adaptive Control, but that Authorized Component Suppliers are free to implement Adaptive Control in a unique manner which may result in Adaptive Control differences from one Authorized Component Supplier to another.

4.  ADDITIONAL TERMS

    4.1 ACTIVATION/USAGE OF LICENSED TECHNOLOGY INTO DVD TECHNOLOGY AND/OR DVCR TECHNOLOGY. For the purposes of this Agreement:

         4.1.1 it is assumed that a mechanism by which a Disc and/or a Digital Cassette can be encoded with a part of the Process and/or have the digital bit stream marked in such a manner that it will activate the Apparatus and add the Process to the analog output of the Product exists and is available to Licensee and/or Rights Holders;

         4.1.2 a Rights Holder will determine if a particular Disc or Digital Cassette is to be Copy Protected;

         4.1.3 the Apparatus will be "off" (i.e., no Process output) unless a Disc or Digital Cassette has been encoded for copy protection and/or has copy protection embedded codes; and

         4.1.4 Licensee agrees that only Macrovision can authorize usage of the Process or encoding or embedding of Process codes or Process activation codes onto Discs and Digital Cassettes.

    4.2 UTILIZATION OF LICENSED TECHNOLOGY. Licensee will incorporate the Licensed Technology in each DVD player and DVD recorder which it produces or has produced for it. Nothing in this Agreement prohibits Licensee from also incorporating any other form of anticopy technology, whether existing now or in the future, into its Products.


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    4.3  RECORDING DEVICE RESPONSE TO LICENSED TECHNOLOGY.  During the term to this Agreement, Licensee will use its reasonable best efforts, in accordance with this provision, to ensure that its Recording Devices (excluding professional industrial recording equipment) be responsive to Revision 6.1 and 7.0 (or, at Licensee's option, higher) of the Process by stopping recording or recording a Process-encoded input signal in such a way that it is Effective. In particular, Licensee will not alter the design of any Recording Device (including but not limited to changes to the luminance AGC system or color processing) in a manner that would reduce the Effectiveness of the response to the Process as described above. Licensee will either stop selling and manufacturing all such Recording Devices that are not responsive to the Process in a way that is Effective or alter the design (including but not limited to changes to the luminance AGC system or color processing) of such non-responsive Recording Devices so as to render them Effective.

         4.3.1 For Recording Devices in production or in the process of being designed on or before the Effective Date, or which are first shipped to customers between the Effective Date and twelve (12) months after the Effective Date, Licensee will use its good faith efforts to comply with this Section within eighteen (18) months of the Effective Date; and

         4.3.2 for Recording Device model designs that are commenced after the Effective Date, Licensee will comply with this Section as of the first commercial shipment of such model.

         Licensee will indicate in writing to Macrovision its actions taken in this regard. Licensee will not be required to recall or correct any Recording Devices that have been sold to its customers. Macrovision and Licensee will mutually cooperate in good faith and meet as reasonably necessary in Sunnyvale, California to evaluate and discuss potential solutions to Effectiveness problems arising with respect to those VCRs and TV-VCR Combinations contemplated in Section 4.3.1 above.

    4.4  DISPLAY DEVICE PLAYABILITY WITH MACROVISION ANTICOPY SIGNAL.
         Licensee, in accordance with the terms of this Section, will ensure that all Display Devices be Playable with Revision 6.1 and 7.0 (or higher at Licensee's option) of the Process. Macrovision will provide the information necessary in its reasonable opinion to support Licensee in this effort.

         4.4.1 For Display Devices in production or in the process of being designed on or before the Effective Date, or which are first shipped to customers between the Effective Date and twelve
                   (12) months after the Effective Date, Licensee will use its good faith efforts to comply with this Section within eighteen (18) months of the Effective Date; and

         4.4.2 For television, Display Device model designs that are commenced after the Effective Date, Licensee will comply with this Section as of the first commercial shipment of such model.

         Licensee acknowledges having tested Revision 7.0 of the Process on its existing stock of televisions and confirms that the Process functions appropriately for the purposes of Playability contemplated herein, and that Licensee will not make any changes to the design of existing televisions which would have the effect of deteriorating the Playability of an original Disc or Digital Cassette. Additionally, Licensee will not make changes to the design of Display Devices, or implement designs in future Display Devices, which have the effect of reducing the Effectiveness of the Process when displaying an analog signal to which the Process has been applied. Licensee will not be required to recall or correct any Display Devices that have been sold to its customers. Macrovision and Licensee will mutually cooperate in good faith and meet as reasonably necessary in Sunnyvale, California to evaluate and


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         discuss potential solutions to problems arising with respect to those
         Display Devices contemplated in Section 4.4.1 above.

    4.5 PROCESS ATTRIBUTES. Licensee will not make any misrepresentations about the Apparatus, its effectiveness and attributes that are contrary to any written representations provided by Macrovision. Licensee will instruct its distributors to similarly limit representations made with respect to the Licensed Technology.

    4.6 LIQUIDATED DAMAGES. If Licensee fails to comply with Section 4.2 herein, or, having elected to comply with Sections 4.3 and 4.4 herein, fails to comply with one or both such Sections, then the parties agree that, as a realistic assessment of damages suffered by Macrovision and not by way of penalty, Licensee will pay to Macrovision in the form of liquidated damages the greater of the following amounts:

         4.6.1 an amount equal to one hundred thousand U.S. dollars ($100,000.00) plus two percent (2%) of the wholesale value of all DVD player and DVCR product, whether or not containing the Licensed Technology, which Licensee manufactures and makes available for sale; or

         4.6.2     five hundred thousand U.S. dollars ($500,000.00).

    4.7 CONSEQUENTIAL DAMAGES. Notwithstanding anything contained in this Agreement, Licensee will be liable to Macrovision for consequential damages resulting from Licensee's failure to fully comply with the provisions of Section 4.2, or, after having elected to comply therewith, Sections 4.3 or 4.4, whether as a result of its negligence or intentional conduct.

    4.8 PAL RIGHTS AND OBLIGATIONS. Licensee's rights and obligations under this Agreement with respect to PAL standard or non-NTSC standard Products, Display Devices and Recording Devices will not commence until the parties have mutually agreed in writing that this Agreement will pertain to such PAL standard or non-NTSC standard Products, Display Devices and Recording Devices.

5.  SUPPORT AND IMPROVEMENTS

    5.1 MACROVISION SUPPORT. When requested by Licensee, Macrovision will provide, at no cost to Licensee, telephone, fax and email technical support (and in-person support at Macrovision's offices in Sunnyvale, California) and documentation reasonably necessary to assist Licensee and Licensee's chosen Authorized Component Suppliers with the implementation of the Licensed Technology in its Products. Macrovision will provide reasonable support to Licensee regarding the use of the Process and its Playability and Effectiveness with TVs and VCRs, and evaluate problems and use reasonable efforts to resolve problems reported to Licensee by consumers.

    5.2 IMPROVEMENTS. Macrovision will apprise Licensee of any improvements in the Apparatus and the Licensed Technology and make such improvements available to Licensee at no additional charge other than Macrovision's reasonable non-development related costs for services requested in writing by Licensee, which costs may include (but are not limited to) documentation, travel, meal and lodging expenses. During the term of this Agreement, Licensee may purchase any improved version of the Device that is made available by Authorized Component Suppliers.

    5.3 COMPLETE DOCUMENTATION. Macrovision represents that the specifications contained in Attachments 1A, 1B, 2, and 3 are complete and are the same specifications as are provided to Authorized Component Suppliers, but may be updated from time to time to reflect improvements to the Process.


                                          10
                                     CONFIDENTIAL

6.  PROPRIETARY RIGHTS

    6.1 PROPRIETARY PROPERTY OF MACROVISION. Licensee recognizes and agrees that the Apparatus, the Process, the Claims and the Licensed Technology are the proprietary property of Macrovision and that Licensee has no right to sublicense the Apparatus, the Process, the Claims or the Licensed Technology to any party and has only such limited rights as are expressly granted by Macrovision to Licensee hereunder. Macrovision represents and warrants that it owns the Licensed Technology and has the right and power to enter into this Agreement with Licensee. Macrovision represents that it has no knowledge as of the Effective Date of any claims by third parties that the Process as implemented using the Device infringes any third party patents.

    6.2 PRODUCT NOTICE. Licensee will display notices as set forth in Attachment 5 on Products and/or associated collateral material, as required to appropriately protect Macrovision's intellectual property rights in the country of Product distribution. Such notices may be in a language appropriate to the countries where the Product will be distributed.

7.  QUALITY CONTROL

    7.1 Licensee will employ such industry quality standards with respect to use of the Licensed Technology as would be expected of a reasonably competent manufacturer of electronic devices of the nature and complexity of the Products, and will design, develop and manufacture Products and any related operating system software capable of using the Apparatus in compliance with the Security Standards and Adaptive Control. Licensee will coordinate any quality control questions which may arise in respect of Adaptive Control with the relevant Rights Holders. Licensee further agrees to employ such quality standards with respect to integration of the Device into Products. Licensee will be solely responsible for carrying out adequate tests of the Process variables specified in Attachments 1A and 1B for the purpose of confirming that the design has been implemented properly and that the Licensee's Product correctly incorporates the Licensed Technology.

    7.2 Licensee will not sell or distribute any Products capable of using the Apparatus prior to the satisfactory completion of such testing and the forwarding of written notice to Macrovision confirming that such tests have been satisfactorily completed.

    7.3 On or before the end of each calendar year during the term of this agreement, upon Macrovision's written request, if Licensee has in its reasonable opinion made significant changes to any Product model, Licensee will deliver at its expense to Macrovision's headquarters in Sunnyvale, California, three representative samples of Products which contain the Device, at least one of which will be a PAL Product and one of which will be an NTSC Product. Macrovision will have the right to test such products for compliance with the specifications set for in Attachments 1A, 1B, 2, and 3, and upon written request from Macrovision, Licensee agrees to answer technical questions about the Products as may be reasonably requested by Macrovision. Macrovision may retain all such products throughout the term of this Agreement, however, such products will only be used for the testing activities described herein.

8.  INDEMNIFICATIONS


                                          11
                                     CONFIDENTIAL

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    8.1  INDEMNIFICATION OF MACROVISION. Licensee will indemnify Macrovision against any and all third party claims of infringement, including patent, copyright and trade secret claims which may be asserted against Macrovision on the grounds and to the extent that any modifications to the Apparatus, the Claims or the Licensed Technology made by Licensee infringes upon such third party's patent(s), copyright(s) or trade secret rights. Licensee will have the right to defend against, control the defense of, and settle any action based upon any such claims. Licensee will bear all costs and expenses incurred in connection with the defense of any such claims or as a result of any settlement made or judgment reached on the basis of such claims. Licensee's obligations under this Section 8.1 will arise only if Macrovision:

         8.1.1 promptly notifies Licensee in writing when such a claim is made;

         8.1.2     has complied with the material terms of this Agreement;

         8.1.3 furnishes such information and assistance as Licensee may reasonably request in connection with the defense, settlement or compromise of such claim;

         8.1.4 does not enter into any settlement of any such claim without Licensee's prior written consent; and

         8.1.5 allows Licensee to direct the defense of and/or handle such suit, claim or proceeding.

9.  DISCLAIMER OF WARRANTIES AND REVISION LEVEL OF LICENSED TECHNOLOGY

    9.1 THE CLAIMS AND THE LICENSED TECHNOLOGY ARE LICENSED UNDER THIS AGREEMENT BY MACROVISION TO LICENSEE "AS IS". NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A WARRANTY OR REPRESENTATION THAT:

         9.1.1 LICENSEE WILL BE ABLE TO MAKE OR INCORPORATE THE DEVICE OR THE PRODUCT WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES;

         9.1.2 LICENSEE WILL BE ABLE TO SUCCESSFULLY MAKE OR INCORPORATE THE APPARATUS, DEVICE OR PRODUCT; OR

         9.1.3 LICENSEE IS GRANTED ANY RIGHTS BY IMPLICATION, ESTOPPEL OR OTHERWISE EXCEPT THE RIGHTS EXPRESSLY SET FORTH HEREIN.

    9.2 SPECIFIC REVISION OF LICENSED TECHNOLOGY. LICENSEE RECOGNIZES THAT THE LEVEL OF REVISION OF THE PROCESS AND SPECIFICATIONS INCLUDED IN THIS AGREEMENT IS REVISION 7.01 AND THAT THE REVISION LEVEL TO BE INCORPORATED AT THE TIME OF MANUFACTURE MAY BE DIFFERENT FROM THE REVISION LEVEL OF ATTACHMENTS 1A AND 1B AT THE TIME OF EXECUTION OF THIS AGREEMENT. LICENSEE FURTHER RECOGNIZES THAT THE REVISION LEVEL OF ATTACHMENTS 1A AND 1B MAY BE THE SUBJECT OF INDUSTRY STANDARDIZATION OF THE FORMAT SPECIFICATIONS FOR THE DVD TECHNOLOGY AND THE DVCR TECHNOLOGY AND MAY BE CHANGED FROM REVISION 7.0. LICENSEE ASSUMES FULL RESPONSIBILITY FOR INCLUDING THE APPROPRIATE REVISION LEVEL SPECIFICATIONS IN PRODUCTS PRODUCED BY LICENSEE.


                                          12
                                     CONFIDENTIAL

    9.3  TECHNICAL REFERENCE DOCUMENT.  Macrovision represents that Revision
         7.0 meets the proposed terms of the "Technical Reference Document" of the draft U.S. DVD legislation (as of March 26th, 1996) printed as
         Section 201 of the Digital Video Recording Act of 1996, however no representation or warranty is made or implied that this specification will meet future versions of the TRD or the final legislation if and when enacted.

10. LIMITATION OF LIABILITY

    10.1 IN NO EVENT WILL MACROVISION'S LIABILITY IN CONNECTION WITH THE APPARATUS CLAIMS, THE LICENSED TECHNOLOGY, THE DEVICE, THE PROCESS, OR THIS AGREEMENT EXCEED THE AMOUNTS PAID BY LICENSEE TO MACROVISION UNDER THIS AGREEMENT. THIS LIMITATION WILL APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, MACROVISION'S NEGLIGENCE, STRICT LIABILITY, PROPRIETARY RIGHTS INFRINGEMENT, MISREPRESENTATION AND ALL OTHER TORTS.

11. TERM AND TERMINATION

    11.1 TERM. This Agreement will commence on the Effective Date and will continue in effect for a period of five (5) years thereafter, unless earlier terminated in accordance with its terms. Subject to such earlier termination, this Agreement will automatically renew for two
          (2) three-year renewal terms unless, within ninety (90) days prior to the commencement of a renewal term, Macrovision is unable to produce at Licensee's written request at least one letter from a major Hollywood film studio indicating such studio's desire to have the Licensed Technology continue to be implemented in industry DVD players and/or related DVD products. At the end of the second renewal term, Licensee is free to choose not to renew this Agreement.

    11.2 TERMINATION FOR BREACH. Other than with respect to Sections 4.2, 4.3 and 4.4, in the event of a material breach by one party in the performance of its duties, obligations or undertakings under this Agreement, the other party will have the right to give written notice to the breaching party advising such party of the specific breach involved. If the breaching party will not have remedied such breach within thirty (30) days after such notice, the other party will have the right, in addition to any other rights and remedies it may have, to terminate this Agreement immediately upon written notice to the defaulting party of such default with reasonable supporting documentation specifying in detail the nature of such default. The thirty (30) day cure period is not applicable to breaches of confidentiality or improper disclosure of proprietary technology or other trade secrets.

    11.3 TERMINATION FOR NON-USE. In the event Licensee does not offer Products for sale in the normal course of its business for a period that exceeds one year after the first Product sale, then Macrovision, at its option, may terminate this Agreement by giving written notice to Licensee.

    11.4 EFFECT OF TERMINATION. Upon the termination of this Agreement other than for Macrovision's breach (in which event Licensee's rights hereunder will continue until the expiration of the second of the renewal terms herein):

          11.4.1 all rights granted to Licensee under this Agreement immediately will terminate and absolutely no interest whatsoever in any of such rights will thereafter remain in Licensee; and


                                          13
                                     CONFIDENTIAL

          11.4.2 Licensee will immediately cease the manufacture and/or distribution of Products.

    11.5 CONTINUING LIABILITY. No termination of this Agreement will in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of or failure to perform any covenant, agreement, duty or obligation contained herein prior to the date of such termination.

12. CONFIDENTIAL INFORMATION

    12.1 CONFIDENTIALITY. Macrovision and Licensee (on behalf of themselves and their respective officers, employees and agents) each agree to use all reasonable efforts to keep secret and confidential, and not to use or permit the use of for any purpose whatsoever, during the term of this Agreement and for a period of three (3) years thereafter, all written confidential information (including the terms of this Agreement) acquired from the other party ("Confidential Information"), whether prior to or during the term of this Agreement, except as disclosure or use of such Confidential Information is permitted by this Agreement or by a writing signed by the parties hereto. This confidentiality requirement will extend to Licensee's relationships with subcontractors and/or distributors. To that end, without limiting the generality of the foregoing, Macrovision and Licensee each agree that the Licensed Technology technical information provided by Macrovision and all information concerning the Security Standards is deemed Confidential Information for the purpose of this Section. The parties will promptly confirm any oral disclosure of Confidential Information in writing, and cause all other written materials and other documents containing Confidential Information to be plainly marked by the disclosing party to indicate the secret and confidential nature thereof, and to prevent the unauthorized use or reproduction thereof. The obligations imposed upon each party hereto by this Section will not apply with respect to any information which

          12.1.1 is or becomes published or otherwise is generally available to the public other than through the fault of the receiving party; or

          12.1.2    is publicly released in writing by the disclosing party; or

          12.1.3 is lawfully obtained from a third party without a duty of confidentiality; or

          12.1.4 is known to the receiving party prior to such disclosure and was not improperly obtained; or

          12.1.5 is, at any time, developed by the receiving party independently of any such disclosure from the disclosing party.

    12.2 EQUITABLE REMEDIES. Each party acknowledges that in the event it breaches any confidentiality provision of this Agreement, the other party may be irreparably harmed and may not have an adequate remedy at law. In the event either party commits or threatens to commit any such breach, the other party will be entitled to injunctive relief to enforce its rights hereunder, without being required to post any bond or other security.

    12.3  SURVIVAL OF OBLIGATIONS.  The obligations of the parties under this
          Section 12 will survive, in accordance with the terms hereof, the term and termination of this Agreement and will remain in full force and effect regardless of the cause of any termination.


                                          14
                                     CONFIDENTIAL

13. EXPORT CONTROLS AND EXCISE TAXES

    13.1 FOREIGN CONTROL REGULATIONS. The export regulations of the U.S. Department of Commerce prohibit, except under special validated license, the export from the United States of technical data relating to certain commodities unless the exporter has received certain written assurances from the foreign importer. In order to facilitate the exchange of information in accordance with this Agreement and in conformity with the regulations relating to the exportation of technical data, Licensee agrees to fully comply with all relevant regulations of the U.S. Department of Commerce and to assure that no violation of such regulations or of the authorizing legislation therefor will occur. In the event that a Japanese governmental authorization is required for the disclosure of Confidential Information under this Agreement, Licensee will not disclose such Confidential Information until Licensee obtains such authorization.

    13.2 EXCISE TAXES. The parties anticipate that there will not be any sales tax, use tax, or other excise tax imposed upon the transactions set forth in this Agreement. However, in the event that any sales tax, use tax, or other excise tax is imposed upon Macrovision by any jurisdiction with respect to such transactions, Licensee will reimburse Macrovision the amount of any and all such taxes paid by Macrovision (excluding taxes on the income of Macrovision) to the fullest extent permitted by law.

14. MISCELLANEOUS PROVISIONS

    14.1 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, as applied to an agreement between two residents of California to be wholly performed in California.

    14.2 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties will be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

    14.3 NOTICES. All notices, consents or demands of any kind which either party to the Agreement may be required or may desire to serve on the other party in connection with this Agreement will be in writing, will be deemed complete upon delivery and will be delivered by facsimile with a confirming copy sent by mail, personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the party at the address or facsimile number set forth in the initial paragraph of this Agreement. Service of any such notice, consent or demand so made by mail will be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt. Each party hereto may from time-to-time, by notice in writing served upon the other as aforesaid, designate a different mailing address or facsimile number or a different person to which such notices or demands are thereafter to be addressed or delivered.

    14.4 SEVERABILITY. If any of the provisions of this Agreement are held to be void or unenforceable, the parties agree that such determination will not result in the nullity or unenforceability of the remaining portions of this Agreement. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent legally permissible, the economic, business and other purposes of the void or unenforceable provisions.



                                          15
                                     CONFIDENTIAL

    14.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, and by facsimile, each of which will be deemed an original, and when executed, separately or together, will constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

    14.6 ENTIRE AGREEMENT. This Agreement is intended by the parties to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto and constitutes a complete and exclusive statement of the terms and conditions thereof, and will supersede any and all prior correspondence, conversations, negotiations, agreements or understandings relating to the same subject matter.

    14.7 AMENDMENTS. No change in, modification of or addition to the terms and conditions contained herein will be valid as between the parties unless set forth in a writing which is signed by authorized representatives of both the parties and which specifically states that it constitutes an amendment to this Agreement.

    14.8 WAIVER. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or be construed as, a further or continuing waiver of that term, provision or condition or any other term, provision or condition of this Agreement.

    14.9 ASSIGNMENT. Neither party hereto will assign this Agreement or any rights or obligations hereunder to any party without the prior written consent of the other party hereto, other than to a successor in interest. Such consent will not unreasonably be withheld.

    14.10 BINDING ON SUCCESSORS AND ASSIGNS.  Subject to the restrictions of
          Section 14.9, this Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the successors and permitted assigns of the parties hereto.

    14.11 CAPTIONS. Captions are provided in this Agreement for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

    14.12 DISCLAIMER OF AGENCY. Nothing contained in this Agreement is intended or will be construed so as to constitute the parties to this Agreement as partners or joint venturers or as agents of each other. Neither party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party in any contract, agreement or undertaking with any third party.

    14.13 PUBLICITY. Macrovision and Licensee agree that from time-to-time it will be beneficial to both parties to issue press releases and other public announcements concerning benefits arising from the manufacture and sale of Products. Each party agrees to submit for mutual approval any press release which involves the other party and the Licensed Technology, such approval not to be unreasonably withheld. Macrovision may at any time "line list" Licensee as an authorized Product Licensee. Likewise, Licensee may publicly disclose that it is a Macrovision-authorized Product Licensee.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Effective


                                          16
                                     CONFIDENTIAL

Date.

MACROVISION CORPORATION                VICTOR COMPANY OF JAPAN, LIMITED

By: /s/ Victor A. Viegas                By: /s/ Tokio Nohara
   ------------------------------          ------------------------------
         (Signature)                                  (Signature)
Name:   Victor A. Viegas                Name: Tokio Nohara
     ----------------------------            ----------------------------
         (Please print)                               (Please print)
Title: Vice President                   Title: Associate Director
      ---------------------------              General Manager
         (Please print)                        Intellectual Property Department
                                              ---------------------------
                                                      (Please print)
Date: February 18, 1997                 Date: February 18, 1997
     ----------------------------            ----------------------------










                                          17
                                     CONFIDENTIAL

                                        NOTICE

          ATTACHMENTS 1 - 4 OF THIS AGREEMENT ARE THE LATEST VERSION OF THE

     "SPECIFICATIONS OF THE MACROVISION ANTITAPING PROCESS FOR DVD APPLICATIONS"

              IF YOU DO NOT HAVE A COPY OF THE SPECIFICATIONS DOCUMENT,

        PLEASE CALL THE EXECUTIVE ADMINISTRATIVE ASSISTANT AT (408) 743-8419.











                                          18
                                     CONFIDENTIAL

                                     ATTACHMENT 5


                             PRODUCT NOTICE REQUIREMENTS


A. The Product must have a legible notice (readable by an average person without magnification), silk screened or placed on a non-removable exterior tag on the back or bottom, in a readily viewable location of the Product that will read as follows:

    Apparatus Claims of U.S. Patent Nos. 4,631,603, 4,577,216, 4,819,098, and
    4,907,093 licensed for limited viewing uses only.

B. In the printed collateral material that accompanies the Product, the following notice must be printed in an appropriate place in such materials:

    This product incorporates copyright protection technology that is protected by method claims of certain U.S. patents and other intellectual property rights owned by Macrovision Corporation and other rights owners. Use of this copyright protection technology must be authorized by Macrovision Corporation, and is intended for home and other limited viewing uses only unless otherwise authorized by Macrovision Corporation. Reverse engineering or disassembly is prohibited.











                                          19
                                     CONFIDENTIAL

                                      ATTACHMENT 6

                          MACROVISION DVD/DVCR MANUFACTURERQUARTERLY REPORT
LICENSEE:
              -----------------------------------
LOCATION:
              -----------------------------------

CURRENT PERIOD:  FROM:     /    /       TO:      /    /
                       ---- ---- ----        ---- ---- ----
--------------------------------------------------------------------------------

                                                       NUMBER OF PRODUCTS SOLD
CUSTOMER/BUYER NAME

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  REPORT TOTAL:
--------------------------------------------------------------------------------

Product ROYALTY FEE DUE TO MACROVISION @ $       PER UNIT = $
                                          ------              -------------
NO SALES / / (If there are no sales in this current period, please provide report with box checked)

PROJECTED SALES :  1ST QUARTER FROM CURRENT PERIOD                  (Products)
                   (3 Months forward)              -----------------

(In Units Only)    2ND QUARTER FROM CURRENT PERIOD                  (Products)
                   (Months 4-6 on a forward basis) -----------------

Certified by:                                         Date:
             ---------------------------------------       -----------------
             (Signature)

             ---------------------------------------
             (Name)

             ---------------------------------------
             (Title)

                                          20
                                     CONFIDENTIAL

                                     ATTACHMENT 7

           DIGITAL VERSATILE DISC PLAYER / DIGITAL VIDEO CASSETTE RECORDER
                   NON-ASSERTION AGREEMENT FOR ANTICOPY TECHNOLOGY

This DVD/DVCR NON-ASSERTION AGREEMENT is made as of the ____ day of ___________, 199_ by and between MACROVISION CORPORATION, a California corporation, having its principal place of business at 1341 Orleans Drive, Sunnyvale, California 94089, Facsimile (408) 743-8610 and _______________________________, a
________________ corporation, having its principal place of business at
___________________________, Facsimile ____________________.


                                       RECITALS

A. Macrovision is the owner of all right, title and interest in and to certain anticopying technology which may be used to protect video material against unauthorized analog copying in connection with Digital Video Disc or Digital Video Cassette Recorder program playback.

B. Seller desires to incorporate the Macrovision anticopy technology components into Products.

C. Macrovision acknowledges Seller's desire and is ready to make such technology available to Seller in accordance with the terms and conditions contained in this Agreement.


                                      AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

1.  DEFINITIONS

    In this Agreement,

         1.1 "ADAPTIVE CONTROL" means the ability to switch between the primary configuration of the Process and one or more secondary configurations of the Process on a real-time basis in accordance with the status of control bits read from the media;

         1.2 "AGC SYSTEM" means a system of modifying a video signal so as to inhibit the making of Playable video recordings therefrom. This modification consists of adding a combination of either a pseudo sync or a regular sync pulse with an AGC pulse. These pairs of sync and AGC pulses are designed to cause the AGC circuitry in a Recording Device to miscalculate the proper gain setting and thereby render copy protection performance Effective;

         1.3  "AGREEMENT" means this agreement and all attachments hereto;

         1.4 "APPARATUS" means apparatus for implementing the Process within a Product;

         1.5 "AUTHORIZED COMPONENT SUPPLIER" means a Macrovision authorized supplier of manufactured Devices;


                                          21
                                     CONFIDENTIAL

         1.6 "CLAIMS" means claims 14-20 of U.S. Patent No. 4,631,603; claims 8-14 of U.S. Patent No. 4,577,216; claims 9-13 of U.S. Patent No. 4,819,098; claims 18-29, 32, 33, 44-52 of U.S. Patent No.
              4,907,093; and foreign counterpart patent claims claiming the priority date of or disclosing and claiming the same inventions as recited in the above enumerated claims relating to the Apparatus and the Licensed Technology; and other patent claims and foreign counterparts thereof, existing now or in the future, covering the Apparatus and/or the Licensed Technology;

         1.7 "COLORSTRIPE" means the modification of a color video signal to inhibit the making of Playable video recordings thereof. This modification causes a resultant color picture from a subsequent video tape recording to show variations in the color fidelity that appear as bands or stripes of color error;

         1.8 "COPY PROTECTED" means, when referring to a Disc or Digital Cassette, a Disc or Digital Cassette on which the Trigger Bits have been set to activate the Process in the Product; and when referring to program material means that the Process has been applied to the analog output of the Product;

         1.9 "DEVICE" means an Authorized Component Supplier's integrated circuit which contains the Apparatus;

         1.10 "DIGITAL CASSETTE" means a prerecorded digital video cassette which incorporates the Trigger Bits to activate or control part or all of the Process;

         1.11 "DISC" means a prerecorded digital video disc/digital versatile disc which incorporates the Trigger Bits to activate or control part or all of the Process;

         1.12 "DVCR TECHNOLOGY" means the technology used in the design, development and/or manufacture of digital video cassette recorders utilizing industry standard specifications. Such recorders will reproduce real-time recordings as well as play back Digital Cassettes. Such recorders do not include digital recorders that record on a less-than-real time basis for later playback. For the purposes of this Agreement, "less-than-real-time" means any application in which a video program is transmitted to an end user in significantly less time than the program's normal running time, and is recorded as received on any suitable medium, for later viewing by the end user;

         1.13 "DVD TECHNOLOGY" means the technology used in the design, development and/or manufacture of Digital Versatile Disc players and/or recorders utilizing industry standard specifications, independent of the laser technology, the method of media production and the disc or system parameters. Such players and/or recorders may utilize industry standard specifications and will reproduce real-time recordings as well as playback Discs. Such recorders do not include digital recorders that record on a less-than-real time basis for later playback;

         1.14 "EFFECTIVE DATE" means the date or the last of the dates, if different, on which this Agreement is executed by Macrovision and Seller, which Effective Date will be entered in the preamble of this Agreement;

         1.15 "LICENSED TECHNOLOGY" means the Claims and the technology (including the intellectual property embodied therein) specified in Attachments 1A, 1B, 2 and 3 which is used in the design, development and/or manufacture of Products which will allow application of the Process to the analog output of a Player or a Recorder and which will allow detection of the analog copy protection signal on the analog input of a Recorder, and all enhancements thereto which Macrovision chooses to make available to its licensees, but expressly excludes the technology used for activation of the Adaptive Control of the Process;


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         1.16 "SELLER" means ______________________;

         1.17 "MACROVISION" means Macrovision Corporation;

         1.18 "MACROVISION LICENSEE" means an entity other than Seller licensed by Macrovision to import, offer for sale, sell and distribute worldwide Products, directly or indirectly to consumers under Macrovision Licensee's own brand name; provided that Macrovision Licensee also has the worldwide right to dispose of defective Product after it has been destroyed.

         1.19 "PLAYABLE" and "PLAYABILITY" means the characteristic of not displaying materially degraded pictures from signals containing the Process, including color bars and active program material. The ideal playability requirement for an anticopy process requires that a skilled observer, viewing a variety of typical and worst case images on a large representative sampling of TV models in use, should be unable to determine whether copy protection is turned on or not. In this context, worst case images are those most likely to produce visible artifacts for the particular copy protection system in question. For the purposes of this Agreement, compliance with the Playability requirements of the Agreement will be determined largely by objective measurement criteria, but in light of the impossibility of including every possible situation under an objective measurement umbrella, Licensee is required to adhere to a subjective indicator of playability also. The subjective indicator, from which the objective measurements are derived, is as follows: the TV model in question, when displaying copy protected images, should not produce any artifacts AS A RESULT OF THE COPY PROTECTION which could cause critical consumers to complain. Without limiting the generality of the foregoing, Playability will be deemed to have been achieved when:

              1.19.1    with respect to the AGC System,

                        1.19.1.1 SKEW ERRORS. The horizontal phase lock loop shall have recovered from any disturbance caused by the pseudo-sync pulse component of the AGC process such that the first active line of each field shall be offset horizontally by no more than 200 nanoseconds from its correct position. Subsequent lines shall have smaller offsets in a smoothly diminishing manner. Also, the offset error profile on alternate fields shall differ by no more than 10 percent;

                        1.19.1.2 CLAMPING ERRORS. The black level clamping circuits shall have recovered from any disturbance caused by the pseudo-sync/AGC pulse pairs, such that the blanking error on the first active line of each field shall be within 2 IRE unit of its correct value, and subsequent lines shall have smaller errors in a smoothly diminishing manner. Also, the error profile on alternate fields shall differ by no more than 0.5 IRE units to avoid flicker. This measurement should be carried out when the AGC pulses are at maximum amplitude;

                        1.19.1.3 GAIN ERRORS. The gain of the luminance or chrominance channels of the TV set shall change by no more than 1% when the AGC pulses are cycled between maximum and minimum amplitude;

                        1.19.1.4 VERTICAL JITTER. Any vertical jitter caused by the interaction of the pseudo-sync pulses and the vertical sync circuits of the TV set shall be less than 0.05% of picture height; and


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                        1.19.1.5  RETRACE BLANKING.  TV sets should have
                                  adequate blanking to ensure the absence of any visible artifacts due to the presence of AGC pulses during the retrace period;

              1.19.2    with respect to Colorstripe,

                        1.19.2.1 RGB AMPLITUDE ERRORS. The demodulated RGB signals shall exhibit no more than a 0.5% amplitude differential between lines with modified colorburst and lines with normal colorburst, measured using 75% color bars. Field to field (30Hz) changes of this differential should be less than 0.1%. This measurement may either be made differentially between tube grids and cathodes, or directly on the color difference signals with appropriate scaling;

                        1.19.2.2 SATURATION CHANGES. The amplitude of the demodulated color difference signals shall change by no more than 1% when the Colorstripe process is cycled on and off;

                        1.19.2.3 PHASE CHANGES. The phase of the regenerated color subcarrier shall change by no more than 1 degree when the Colorstripe process is cycled on and off; and

                        1.19.2.4 LUMINANCE ARTIFACTS. The separated luminance signal shall exhibit no amplitude variations in excess of 0.25% on lines with modified colorbursts as compared to lines with normal colorburst;

         1.20 "PROCESS" means Macrovision's proprietary Analog Protection System ("APS") in which the video signal is modified by:

              1.20.1    the AGC System, or

              1.20.2 the AGC System and Colorstripe, as more particularly described in Attachments 1A and 1B;

         1.21 "PRODUCT", sometimes individually referred to herein as a Player or a Recorder, means one or more of the following:

              1.21.1 a Player which incorporates the Device and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Seller to consumers, directly or indirectly, for purposes of play back of real-time Discs; or

              1.21.2 a Recorder which incorporates the Device, and an analog video output or input port and associated control software, and which is offered for sale or intended to be offered for sale by Seller to consumers, directly or indirectly, for purposes of play back and/or recording of real-time Discs; or

              1.21.3 a Recorder which incorporates the Device and an analog video output or input port and associated control software, and which is offered for sale or intended to be offered for sale by Seller to Macrovision Licensees, directly or indirectly, for purposes of recording and/or playback of real-


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                        time Digital Cassettes, and includes digital video tape
                        recorders as well as camera/recorder ("camcorders") combinations containing analog video output or input ports; or

              1.21.4 an emulator containing the Device and an analog video output which emulates DVD functionality as part of a DVD authoring system; or

              1.21.5 a DVD ROM drive which incorporates or utilizes the Device and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Seller to consumers, directly or indirectly, for purposes of play back of real-time Discs.

         1.22 "RECORDING DEVICE" means any consumer-type analog video cassette recorders (VCR), including camcorders, and/or consumer-type analog television-video cassette recorder combinations which it or its Subsidiaries or affiliates manufactures or sells after the Effective Date;

         1.23 "RIGHTS HOLDER" means an owner of program rights to any material to be recorded on a Disc or a Digital Cassette. Rights Holders will be under individual licenses from Macrovision to activate the Process by encoding or embedding codes onto a copy-protected Disc or Digital Cassette during the mastering and/or manufacturing of the Disc or Digital Cassette;

         1.25 "SECURITY STANDARDS" means the features Seller must include in the design of the Player or Recorder to reasonably ensure that the Apparatus cannot readily be compromised, activated or de-activated by an unauthorized party, as specified in Attachment 2;

         1.26 "SET TOP DECODER" means a digital video decoder which contains a Device and which enables consumers to receive television broadcasts or transmissions of pay-per-view programming over cable, direct broadcast satellite, telephone lines or by other means;

         1.27 "TERRITORY" means the countries in which Macrovision has relevant patents, as listed in Attachment 4, and Malaysia. Macrovision, upon the written request of Seller, will consider in good faith the addition of individual nations to the Territory on a nation-by-nation basis; and

         1.29 "TRIGGER BITS" means those Analog Protection System (APS) trigger bits, the function of which is to control the application of the Process within a Product.

2.  GRANT OF RIGHTS/PAYMENTS

    2.1 GRANT. For valuable consideration, and subject to the terms and conditions of this Agreement, Macrovision hereby agrees not to assert against Seller the Apparatus Claims as a result of Seller engaging in the following acts:

         2.1.1     purchasing the Device from Authorized Component Suppliers;

         2.1.2 incorporating in the territory, or having incorporated on a subcontract basis for the benefit of Seller, the Device within one or more Products; and

         2.1.3 manufacturing in the Territory and selling worldwide Products to Macrovision Licensees.


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                                     CONFIDENTIAL

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    2.2  FIELD OF USE RESTRICTIONS.  Seller acknowledges that it is granted only those rights expressly set out in this Agreement and no other rights. Without limiting the generality of the foregoing, this Agreement grants no rights whatsoever with respect to less-than-real-time applications, pay-per-play Discs and related hardware, special purpose Recorders or Players, Set Top Decoders and Product/Set Top Decoder combinations, and Product manufactured in combination with other digital devices.

    2.3 AUDIT RIGHTS. Macrovision will have the right during the term of this Agreement and for one (1) year thereafter to have an independent certified public accounting firm review or audit Seller records for the purpose of certifying compliance with this Agreement. All audits will be at Macrovision's expense and conducted during regular business
         hours,  and begun upon at least one (1) week's prior notice.   If the
         audit reveals that Seller has materially breached this Agreement, then, without limiting any other rights which Macrovision may have in respect thereof, Seller will reimburse Macrovision for the cost of the audit.

3.  DESIGN REQUIREMENTS AND COSTS

    3.1 DESIGN AND DEVELOPMENT OF PRODUCTS. Seller will design and develop the Product to incorporate the Licensed Technology and to comply with the Security Standards. Macrovision will have no responsibility for the design, development, manufacture and distribution of Products. Seller further agrees and acknowledges that the design, development, manufacture, and integration of the Licensed Technology into a Product will be at Seller's sole expense.

    3.2 ADAPTIVE CONTROL. Seller will be solely responsible for implementation from a software and hardware perspective of the Adaptive Control of the Process and the Device. Macrovision will not provide to Seller any software or hardware component related to Adaptive Control, or any specification therefor, and Seller will be solely responsible for providing (or obtaining from third parties) the necessary adaptive control capability within the DVD or DVCR format. Seller acknowledges that the Product specification developed by Macrovision provides for Adaptive Control, but that Authorized Component Suppliers are free to implement Adaptive Control in a unique manner which may result in Adaptive Control differences from one Authorized Component Supplier to another.

4.  ADDITIONAL TERMS

    4.1 ACTIVATION/USAGE OF LICENSED TECHNOLOGY INTO DVD TECHNOLOGY AND/OR DVCR TECHNOLOGY. For the purposes of this Agreement:

         4.1.1 it is assumed that a mechanism by which a Disc and/or a Digital Cassette can be encoded with a part of the Process and/or have the digital bit stream marked in such a manner that it will activate the Apparatus and add the Process to the analog output of the Product exists and is available to Seller and/or Rights Holders;

         4.1.2 a Rights Holder will determine if a particular Disc or Digital Cassette is to be Copy Protected;

         4.1.3 the Apparatus will be "off" (i.e., no Process output) unless a Disc or Digital Cassette has been encoded for copy protection and/or has copy protection embedded codes; and

         4.1.4 Seller agrees that only Macrovision can authorize usage of the Process or encoding or embedding of Process codes or Process activation codes onto Discs and Digital Cassettes.


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    4.2  UTILIZATION OF LICENSED TECHNOLOGY.  Seller will incorporate the
         Licensed Technology in each DVD player and DVD recorder which it produces for a Macrovision Licensee. Nothing in this Agreement prohibits Seller from also incorporating any other form of anticopy technology, whether existing now or in the future, into its Products.

    4.3 PROCESS ATTRIBUTES. Seller will not make any misrepresentations about the Apparatus, its effectiveness and attributes that are contrary to any written representations provided by Macrovision. Seller will instruct its distributors to similarly limit representations made with respect to the Licensed Technology.

5.  SUPPORT AND IMPROVEMENTS

    5.1 IMPROVEMENTS. Macrovision will apprise Seller of any improvements in the Apparatus and the Licensed Technology and make such improvements available to Seller at no additional charge other than Macrovision's reasonable non-development related costs for services requested in writing by Seller, which costs may include (but are not limited to) documentation, travel, meal and lodging expenses. During the term of this Agreement, Seller may purchase any improved version of the Device that is made available by Authorized Component Suppliers.

    5.2 COMPLETE DOCUMENTATION. Macrovision represents that the specifications contained in Attachments 1A, 1B, 2, and 3 are complete and are the same specifications as are provided to Authorized Component Suppliers, but may be updated from time to time to reflect improvements to the Process.

6.  PROPRIETARY RIGHTS

    6.1 PROPRIETARY PROPERTY OF MACROVISION. Seller recognizes and agrees that the Apparatus, the Process, the Claims and the Licensed Technology are the proprietary property of Macrovision and that Seller has no right to sublicense the Apparatus, the Process, the Claims or the Licensed Technology to any party and has only such limited rights as are expressly granted by Macrovision to Seller hereunder. Macrovision represents and warrants that it owns the Licensed Technology and has the right and power to enter into this Agreement with Seller. Macrovision represents that it has no knowledge as of the Effective Date of any claims by third parties that the Process as implemented using the Device infringes any third party patents.

    6.2 PRODUCT NOTICE. Seller will display notices as set forth in Attachment 5 on Products and/or associated collateral material, as required to appropriately protect Macrovision's intellectual property rights in the country of Product distribution. Such notices may be in a language appropriate to the countries where the Product will be distributed.

7.  QUALITY CONTROL

    7.1 Seller will employ such industry quality standards with respect to use of the Licensed Technology as would be expected of a reasonably competent manufacturer of electronic devices of the nature and complexity of the Products, and will design, develop and manufacture Products and any related operating system software capable of using the Apparatus in compliance with the Security Standards and Adaptive Control. Seller will coordinate any quality control questions which may arise in respect of Adaptive Control with the relevant Rights Holders. Seller further agrees to employ such quality standards with respect to integration of the Device into Products. Seller will be solely responsible for carrying out adequate tests of the Process variables specified in Attachments 1A and 1B for the purpose of confirming that the design has been implemented properly and that the Seller's Product correctly incorporates the Licensed Technology.


                                          27
                                     CONFIDENTIAL

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    7.2  Seller will not sell or distribute any Products capable of using the
         Apparatus prior to the satisfactory completion of such testing and the forwarding of written notice to Macrovision confirming that such tests have been satisfactorily completed.

    7.3 On or before the end of each calendar year during the term of this agreement, upon Macrovision's written request, Seller will deliver at its expense to Macrovision's headquarters in Sunnyvale, California, three representative samples of Products which contain the Device, at least one of which will be a PAL Product and one of which will be an NTSC Product. Macrovision will have the right to test such products for compliance with the specifications set for in Attachments 1A, 1B, 2, and 3, and upon written request from Macrovision, Seller agrees to answer technical questions about the Products as may be reasonably requested by Macrovision. Macrovision may retain all such products throughout the term of this Agreement, however, such products will only be used for the testing activities described herein.

8.  INDEMNIFICATIONS

    8.1 INDEMNIFICATION OF MACROVISION. Seller will indemnify Macrovision against any and all third party claims of infringement, including patent, copyright and trade secret claims which may be asserted against Macrovision on the grounds and to the extent that any modifications to the Apparatus, the Claims or the Licensed Technology made by Seller infringes upon such third party's patent(s), copyright(s) or trade secret rights. Seller will have the right to defend against, control the defense of, and settle any action based upon any such claims. Seller will bear all costs and expenses, including reasonable attorneys' fees, incurred in connection with the defense of any such claims or as a result of any settlement made or judgment reached on the basis of such claims. Seller's obligations under this Section 8.1 will arise only if Macrovision:

         8.1.1 promptly notifies Seller in writing when such a claim is made;

         8.1.2     has complied with the material terms of this Agreement;

         8.1.3 furnishes such information and assistance as Seller may reasonably request in connection with the defense, settlement or compromise of such claim;

         8.1.4 does not enter into any settlement of any such claim without Seller's prior written consent; and

         8.1.5 allows Seller to direct the defense of and/or handle such suit, claim or proceeding.

9.  DISCLAIMER OF WARRANTIES AND REVISION LEVEL OF LICENSED TECHNOLOGY

    9.1 THE CLAIMS AND THE LICENSED TECHNOLOGY ARE LICENSED UNDER THIS AGREEMENT BY MACROVISION TO SELLER "AS IS". NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A WARRANTY OR REPRESENTATION THAT:

         9.1.1 SELLER WILL BE ABLE TO MAKE OR INCORPORATE THE DEVICE OR THE PRODUCT WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES;


         9.1.2 SELLER WILL BE ABLE TO SUCCESSFULLY MAKE OR INCORPORATE THE APPARATUS, DEVICE OR PRODUCT; OR


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

         9.1.3 SELLER IS GRANTED ANY RIGHTS BY IMPLICATION, ESTOPPEL OR OTHERWISE EXCEPT THE RIGHTS EXPRESSLY SET FORTH HEREIN.

    9.2 SPECIFIC REVISION OF LICENSED TECHNOLOGY. SELLER RECOGNIZES THAT THE LEVEL OF REVISION OF THE PROCESS AND SPECIFICATIONS INCLUDED IN THIS AGREEMENT IS REVISION 7.01 AND THAT THE REVISION LEVEL TO BE INCORPORATED AT THE TIME OF MANUFACTURE MAY BE DIFFERENT FROM THE REVISION LEVEL OF ATTACHMENTS 1A AND 1B AT THE TIME OF EXECUTION OF THIS AGREEMENT. SELLER FURTHER RECOGNIZES THAT THE REVISION LEVEL OF ATTACHMENTS 1A AND 1B MAY BE THE SUBJECT OF INDUSTRY STANDARDIZATION OF THE FORMAT SPECIFICATIONS FOR THE DVD TECHNOLOGY AND THE DVCR TECHNOLOGY AND MAY BE CHANGED FROM REVISION 7.0. SELLER ASSUMES FULL RESPONSIBILITY FOR INCLUDING THE APPROPRIATE REVISION LEVEL SPECIFICATIONS IN PRODUCTS PRODUCED BY SELLER.

    9.3  TECHNICAL REFERENCE DOCUMENT.  Macrovision represents that Revision
         7.0 meets the proposed terms of the "Technical Reference Document" of the draft U.S. DVD legislation (as of March 26th, 1996) printed as
         Section 201 of the Digital Video Recording Act of 1996, however no representation or warranty is made or implied that this specification will meet future versions of the TRD or the final legislation if and when enacted.

10. LIMITATION OF LIABILITY

    10.1 IN NO EVENT WILL MACROVISION'S LIABILITY IN CONNECTION WITH THE APPARATUS CLAIMS, THE LICENSED TECHNOLOGY, THE DEVICE, THE PROCESS, OR THIS AGREEMENT EXCEED THE AMOUNTS PAID BY LICENSEE TO MACROVISION UNDER THIS AGREEMENT. THIS LIMITATION WILL APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, MACROVISION'S NEGLIGENCE, STRICT LIABILITY, PROPRIETARY RIGHTS INFRINGEMENT, MISREPRESENTATION AND ALL OTHER TORTS.

11. TERM AND TERMINATION

    11.1 TERM. This Agreement will become effective upon execution by both parties, and will continue in effect for as long as the DVD/DVCR License Agreement between Macrovision and Seller is effective, unless earlier terminated in accordance with its terms.

    11.2 TERMINATION FOR BREACH. Other than with respect to Sections 4.2, 4.3 and 4.4, in the event of a material breach by one party in the performance of its duties, obligations or undertakings under this Agreement, the other party will have the right to give written notice to the breaching party advising such party of the specific breach involved. If the breaching party will not have remedied such breach within thirty (30) days after such notice, the other party will have the right, in addition to any other rights and remedies it may have, to terminate this Agreement immediately upon written notice to the defaulting party of such default with reasonable supporting documentation specifying in detail the nature of such default. The thirty (30) day cure period is not applicable to breaches of confidentiality or improper disclosure of proprietary technology or other trade secrets.


                                          29
                                     CONFIDENTIAL

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    11.3 TERMINATION FOR NON-USE.  In the event Seller does not offer Products for sale in the normal course of its business within two years of the Effective Date of this Agreement, or fails to offer Products for sale in the normal course of its business for any period thereafter during the term of this Agreement that exceeds one year, then Macrovision, at its option, may terminate this Agreement by giving written notice to Seller.

    11.4 EFFECT OF TERMINATION. Upon the termination of this Agreement other than for Macrovision's breach (in which event Seller's rights hereunder will continue until the expiration of the second of the renewal terms herein):

         11.4.1 all rights granted to Seller under this Agreement immediately will terminate and absolutely no interest whatsoever in any of such rights will thereafter remain in Seller; and

         11.4.2 Seller will immediately cease the manufacture and/or distribution of Products.

    11.5 CONTINUING LIABILITY. No termination of this Agreement will in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of or failure to perform any covenant, agreement, duty or obligation contained herein prior to the date of such termination.

12. CONFIDENTIAL INFORMATION

    12.1 CONFIDENTIALITY. Macrovision and Seller (on behalf of themselves and their respective officers, employees and agents) each agree to use all reasonable efforts to keep secret and confidential, and not to use or permit the use of for any purpose whatsoever, during the term of this Agreement and for a period of three (3) years thereafter, all written confidential information (including the terms of this Agreement) acquired from the other party ("Confidential Information"), whether prior to or during the term of this Agreement, except as disclosure or use of such Confidential Information is permitted by this Agreement or by a writing signed by the parties hereto. This confidentiality requirement will extend to Seller's relationships with subcontractors and/or distributors. To that end, without limiting the generality of the foregoing, Macrovision and Seller each agree that the Licensed Technology technical information provided by Macrovision and all information concerning the Security Standards is deemed Confidential Information for the purpose of this Section. The parties will promptly confirm any oral disclosure of Confidential Information in writing, and cause all other written materials and other documents containing Confidential Information to be plainly marked by the disclosing party to indicate the secret and confidential nature thereof, and to prevent the unauthorized use or reproduction thereof. The obligations imposed upon each party hereto by this Section will not apply with respect to any information which

         12.1.1 is or becomes published or otherwise is generally available to the public other than through the fault of the receiving party; or

         12.1.2    is publicly released in writing by the disclosing party; or

         12.1.3 is lawfully obtained from a third party without a duty of confidentiality; or

         12.1.4 is known to the receiving party prior to such disclosure and was not improperly obtained; or

         12.1.5 is, at any time, developed by the receiving party independently of any such disclosure from the disclosing party.


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                                     CONFIDENTIAL

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    12.2 EQUITABLE REMEDIES.  Each party acknowledges that in the event it breaches any confidentiality provision of this Agreement, the other party may be irreparably harmed and may not have an adequate remedy at law. In the event either party commits or threatens to commit any such breach, the other party will be entitled to injunctive relief to enforce its rights hereunder, without being required to post any bond or other security.

    12.3 SURVIVAL OF OBLIGATIONS.  The obligations of the parties under this
         Section 12 will survive, in accordance with the terms hereof, the term and termination of this Agreement and will remain in full force and effect regardless of the cause of any termination.


13. EXPORT CONTROLS AND EXCISE TAXES

    13.1 FOREIGN CONTROL REGULATIONS. The export regulations of the U.S. Department of Commerce prohibit, except under special validated license, the export from the United States of technical data relating to certain commodities unless the exporter has received certain written assurances from the foreign importer. In order to facilitate the exchange of information in accordance with this Agreement and in conformity with the regulations relating to the exportation of technical data, Seller agrees to fully comply with all relevant regulations of the U.S. Department of Commerce and to assure that no violation of such regulations or of the authorizing legislation therefor will occur. In the event that a Japanese governmental authorization is required for the disclosure of Confidential Information under this Agreement, Seller will not disclose such Confidential Information until Seller obtains such authorization.

    13.2 EXCISE TAXES. The parties anticipate that there will not be any sales tax, use tax, or other excise tax imposed upon the transactions set forth in this Agreement. However, in the event that any sales tax, use tax, or other excise tax is imposed upon Macrovision by any jurisdiction with respect to such transactions, Seller will reimburse Macrovision the amount of any and all such taxes paid by Macrovision (excluding taxes on the income of Macrovision) to the fullest extent permitted by law.

14. MISCELLANEOUS PROVISIONS

    14.1 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, as applied to an agreement between two residents of California to be wholly performed in California.

    14.2 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties will be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

    14.3 NOTICES. All notices, consents or demands of any kind which either party to the Agreement may be required or may desire to serve on the other party in connection with this Agreement will be in writing, will be deemed complete upon delivery and will be delivered by facsimile with a confirming copy sent by mail, personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the party at the address or facsimile number set forth in the initial paragraph of this Agreement. Service of any such notice, consent or demand so made by mail will be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt. Each party hereto may from time-to-time, by notice in writing served upon the other as aforesaid,



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         designate a different mailing address or facsimile number or a different person to which such notices or demands are thereafter to be addressed or delivered.

    14.4 SEVERABILITY. If any of the provisions of this Agreement are held to be void or unenforceable, the parties agree that such determination will not result in the nullity or unenforceability of the remaining portions of this Agreement. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent legally permissible, the economic, business and other purposes of the void or unenforceable provisions.

    14.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, and by facsimile, each of which will be deemed an original, and when executed, separately or together, will constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

    14.6 ENTIRE AGREEMENT. This Agreement is intended by the parties to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto and constitutes a complete and exclusive statement of the terms and conditions thereof, and will supersede any and all prior correspondence, conversations, negotiations, agreements or understandings relating to the same subject matter.

    14.7 AMENDMENTS. No change in, modification of or addition to the terms and conditions contained herein will be valid as between the parties unless set forth in a writing which is signed by authorized representatives of both the parties and which specifically states that it constitutes an amendment to this Agreement.

    14.8 WAIVER. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or be construed as, a further or continuing waiver of that term, provision or condition or any other term, provision or condition of this Agreement.

    14.9 ASSIGNMENT. Neither party hereto will assign this Agreement or any rights or obligations hereunder to any party without the prior written consent of the other party hereto, other than to a successor in interest. Such consent will not unreasonably be withheld.

    14.10     BINDING ON SUCCESSORS AND ASSIGNS.  Subject to the restrictions of
              Section 14.9, this Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the successors and permitted assigns of the parties hereto.

    14.11 CAPTIONS. Captions are provided in this Agreement for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

    14.12 DISCLAIMER OF AGENCY. Nothing contained in this Agreement is intended or will be construed so as to constitute the parties to this Agreement as partners or joint venturers or as agents of each other. Neither party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party in any contract, agreement or undertaking with any third party.

    14.13 PUBLICITY. Macrovision and Seller agree that from time-to-time it will be beneficial to both parties to issue press releases and other public announcements concerning benefits arising from the manufacture and sale of Products. Each party agrees to submit for mutual approval any press release which involves the other party


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         and the Licensed Technology, such approval not to be unreasonably withheld. Macrovision may at any time "line list" Seller as an authorized Product Seller. Likewise, Seller may publicly disclose that it is a Macrovision-authorized Product Seller.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Effective Date.

MACROVISION CORPORATION
                                       ---------------------

By:                                    By:
   ----------------------------           ----------------------------
         (Signature)                             (Signature)
Name:                                  Name:
    --------------------------              --------------------------
         (Please print)                          (Please print)
Title:                                 Title:
     -------------------------               -------------------------
         (Please print)                          (Please print)
Date:                                  Date:
    --------------------------              --------------------------









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